Exhibit 10.3
AMENDMENT TO
CHANGE OF CONTROL SEVERANCE AGREEMENT
     This Amendment to Change of Control Severance Agreement (the “Amendment”) is made and entered into by and between Joseph T. Trino (“Executive”) and Indus International, Inc., a Delaware Corporation (the “Company”), effective as of October 20, 2006.
RECITALS
     1. The Company and Executive have entered into a Change of Control Severance Agreement with an effective date of October 1, 2005, as previously amended (the “Agreement”);
     2. The Compensation Committee of the Board of Directors has determined that it is in the best interests of the Company and its stockholders to offer the Executive this Amendment;
AMENDMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and the continued employment of Executive by the Company, the parties agree as follows:
     1. Amended and Restated Section 1. Section 1 is hereby amended and restated to read as follows:
     1. Term of Agreement. This Agreement shall be for a one year term; provided, however, that upon the occurrence of a Change of Control, the term of the Agreement automatically shall be extended to terminate on the second anniversary of the Change of Control. In addition, the Compensation Committee may affirmatively extend the term of the Agreement at any time. The Executive may, by notice to the Company given not less than 60 days, but not more than 90 days, prior to the expiration of the then-current term, cause the term of this Agreement not to be extended. In the event that the Compensation Committee does not extend the term of the Agreement, or upon such notice of non-renewal by the Executive, the term of this Agreement shall terminate upon the expiration of the then-current term, including any prior extensions.
     2. Miscellaneous Provisions.
     (a) Definitions; Integration. Any capitalized term not otherwise defined herein shall have the meaning given such term in the Agreement. This Amendment, together with the Agreement, constitutes the entire understanding of the parties as regards to the subject matter hereof and cannot be modified except by further written agreement of the parties.
     (b) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY

By:	/s/ Gregory J. Dukat

Title:	President and CEO
Date:	October 20, 2006

EXECUTIVE

By:	/s/ Joseph T. Trino

Title:	EVP of Corp. Strategy
Date:	October 20, 2006